UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2004

MGM MIRAGE

(Exact name of registrant as specified in its charter)

DELAWARE	0-16760	88-0215232
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of Principal Executive Offices)		(Zip Code)

(702) 693-7120
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
SIGNATURE

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On August 26, 2004, MGM MIRAGE, a Delaware corporation (the “Company”), entered into a guaranty agreement, dated as of August 16, 2004 (the “Guaranty Agreement”), with Bank of America, N.A., as administrative agent (the “Administrative Agent”), pursuant to which the Company unconditionally guaranteed (i) on a several but not joint basis up to 50% of the payment obligations (the “Payment Obligations”) of Turnberry/MGM Grand Towers, LLC, a Nevada limited liability company of which the Company has a 50% ownership interest (the “Joint Venture”), under a $210 million construction loan agreement among the Joint Venture, the Administrative Agent, and the lenders thereunder (the “Loan Agreement”) and one or more interest rate swap agreements (the “Swap Agreements”) between the Joint Venture and the Administrative Agent or any other lender under the Loan Agreement and (ii) on a joint and several basis the timely performance, including the construction of the residential condominium building subject to the Loan Agreement pursuant to the terms of the Loan Agreement (the “Completion Obligations”), of all other obligations of the Joint Venture under such Loan Agreement. Upon a default by the Joint Venture under the Loan Agreement or a Swap Agreement, the Administrative Agent or any lender under the Loan Agreement or such Swap Agreement, as applicable, may seek direct payment (subject to the 50% limitation with respect to the Payment Obligations) or performance by the Company. In connection with the Loan Agreement, Turnberry/Harmon Ave., LLC, a Nevada limited liability company (the “Managing Member”), which has a 50% ownership interest in the Joint Venture and which serves as the managing member of the Joint Venture, also unconditionally guaranteed, on a several but not joint basis, up to 50% of the Payment Obligations and, on a joint and several basis, the Completion Obligations. Furthermore, pursuant to an indemnification agreement, also dated as of August 16, 2004, between the Managing Member and the Company, the Managing Member agreed to indemnify and defend the Company against any liability incurred by the Company as a result of the Completion Obligations.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: August 31, 2004	By:	/s/ Bryan L. Wright
		Name:	Bryan L. Wright
		Title:	Vice President - Assistant General Counsel & Assistant Secretary